Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

  PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2021 Full Year Financial Results

MIDDLEFIELD, OHIO, January 25, 2022 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and twelve months ended December 31, 2021.

2021 Financial Highlights (on a year-over-year basis unless noted):

•	Returned $16.6 million of capital to shareholders through dividends and the repurchase of 512,449 shares

•	Net income increased 123.2% to a record $18.6 million, compared to $8.3 million

•	Net interest margin improved by 25 basis points to 3.79%, compared to 3.54%

•	Total noninterest income increased 20.3% to $7.2 million

•	Pre-tax, pre-provision(1) income increased 19.4% to $23.4 million

•	Return on average assets increased to 1.36% from 0.64%

•	Return on average equity increased to 12.74% from 5.87%

•	Return on average tangible common equity(1) increased to 14.38% from 6.66%

•	Efficiency ratio improved to 56.48%, compared to 58.77%

•	Strong asset quality with nonperforming loans to total loans of 0.49%, compared to 0.71%

“We achieved record earnings in 2021 driven by strong asset quality, the contribution of PPP forgiveness, prudent expense management, and record annual noninterest income,” stated Thomas G. Caldwell, President and Chief Executive Officer. “We also returned a record amount of capital to our shareholders in 2021 through our share repurchase program and growing dividend policy. During 2021, we invested $12.3 million in our share repurchase program, retiring approximately 8.0% of our outstanding shares, and at an average price of $23.99 or 109.6% of our tangible book value of $21.88 at December 31, 2021. In addition, we paid $4.2 million in dividends during the year, reflecting an increase of 10.6% over the prior year.(1)”

“We expect loan growth will remain challenging in 2022, as we work to forgive the remaining $34.1 million balance of PPP loans in our loan portfolio at December 31, 2021, and we continue to focus on controlling risk and pricing on loans. However, we are proactively working on several growth initiatives that we expect will improve demand throughout 2022 and beyond. Strategies include enhancing our digital banking offerings, adding new lenders throughout our Northeast Ohio and Central Ohio markets, and pursuing new marketing initiatives that better promote our services to current and perspective customers.”

“Having celebrated our 120th year in business, I am proud of the milestones we achieved in 2021. I believe Middlefield’s local, community-oriented financial offerings are well positioned to add value to current and prospective customers and look forward to the Company’s success in the future. Finally, our accomplishments are a direct result of the commitment and dedication of our associates and I want to thank everyone at Middlefield for their continued hard work,” concluded Mr. Caldwell.

Income Statement

For the 2021 full year, net interest income increased 11.3% to $48.3 million, compared to $43.4 million for the same period last year. The net interest margin for the 2021 twelve-month period was 3.79%, compared to 3.54% for the same period last year. Net interest income for the 2021 fourth quarter was $12.0 million, compared to $11.3 million for the 2020 fourth quarter. The 6.4% increase in net interest income for the 2021 fourth quarter was largely a result of a 51.7% reduction in interest expense. The net interest margin for the 2021 fourth quarter was 3.82%, compared to 3.49% for the same period of 2020.

For the 2021 full year, noninterest income increased 20.3% to $7.2 million, compared to $6.0 million for the same period last year. Noninterest income for the 2021 fourth quarter was $1.5 million, compared to $1.6 million for the 2020 fourth quarter. These increases were driven primarily through the service charges recognized on deposit account activity.

For the 2021 full year, noninterest expense increased 7.7% to $32.1 million, compared to $29.8 million for the same period last year. For the 2021 fourth quarter, noninterest expense was $7.9 million, compared to $7.8 million for the same period last year. These changes were driven primarily by changes in salaries and benefits expense between the periods.

Net income for the year ended December 31, 2021, was a record $18.6 million, or a record $3.00 per diluted share, compared to $8.3 million, or $1.30 per diluted share for the same period last year. Net income for the 2021 fourth quarter, was $4.8 million, or $0.81 per diluted share, compared to $2.5 million, or $0.39 per diluted share for the same period last year.

Balance Sheet

Total assets at December 31, 2021, were $1.33 billion from $1.39 billion at December 31, 2020. Net loans at December 31, 2021, decreased 11.3% to $967.3 million, compared to $1.09 billion at December 31, 2020, as PPP forgiveness increased. Throughout 2021, Middlefield has helped customers receive $149.6 million of forgiveness payments under the terms of the program, including processing $20.1 million of forgiveness payments during the fourth quarter of 2021. The balance of PPP loans outstanding at December 31, 2021, was $34.1 million.

Total deposits at December 31, 2021, were $1.17 billion, compared to $1.23 billion at December 31, 2020. The 4.8% decrease in deposits was primarily due to a decline in time-based and money market accounts, partially offset by increased noninterest-bearing, savings, and interest-bearing accounts. The investment portfolio was $170.2 million December 31, 2021, compared with $114.4 million at December 31, 2020.

Donald L. Stacy, Chief Financial Officer stated, “We are well positioned to continue returning capital to our shareholders, while supporting our growth oriented strategic plan as a result of our strong balance sheet, liquidity position, and asset quality. The prudent funding of our allowance in 2020, combined with favorable asset quality throughout 2021, has resulted in one of the strongest reserve levels in our 120-year history.”

“Reflecting our commitment to help our communities navigate the Covid-19 pandemic, we helped our customers receive $212.6 million of PPP loans over the past two years, while processing $178.4 million of forgiveness during this period. In addition, we also supported 390 customers during the pandemic through our Covid-19 related deferral programs. At December 31, 2021, there were no loans with Covid-19 related payment modifications,” concluded Mr. Stacy.

Stockholders’ Equity and Dividends

At December 31, 2021, shareholders’ equity increased 1.1% to $145.3 million compared to $143.8 million at December 31, 2020. On a per share basis, shareholders’ equity at December 31, 2021, increased 9.5% to $24.68 compared to $22.54 at the same period last year.

Tangible stockholders’ equity(1) increased 1.5% to $128.9 million for the 2021 fourth quarter, compared to $127.0 million at December 31, 2020. On a per-share basis, tangible stockholders’ equity(1) at December 31, 2021, increased 9.9% to $21.88, compared to $19.91 at December 31, 2020.

For the 2021 full year, cash dividends declared per share increased 15.0% to $0.69 totaling $4.2 million, compared to $0.60 per share or $3.8 million for the same period last year. Dividends in 2021, included a $0.04 per share one-time dividend payment declared in the 2021 fourth quarter.

At December 31, 2021, the Company had an equity-to-assets leverage ratio of 10.92%, compared to 10.33% at December 31, 2020. The year-over-year increase in the Company’s equity-to-assets leverage ratio occurred even as Middlefield invested $12.3 million in its share repurchase program.

Asset Quality

The Company had a negative provision for loan losses for the 2021 fourth quarter of $200,000, versus a provision for loan losses of $2.1 million for the fourth quarter last year. The year-over-year decline in the provision for loan losses was partially due to strong asset quality and last year’s prudent build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic. The provision for loan losses for 2021 full year was $700,000 compared to $9.8 million for the 2020 full year.

Net recoveries were $308,000, or 0.12% of average loans, annualized, during the 2021 fourth quarter, compared to no net charge-offs for the same quarter last year. For the 2021 full year, net recoveries were $183,000, or 0.02% of average loans, compared to net charge-offs of $3.1 million, or 0.29% of average loans for the full year ended December 31, 2020.

Nonperforming assets at December 31, 2021, improved 22.3% to $11.9 million, compared to $15.2 million at December 31, 2020. Nonperforming loans at December 31 2021, were $4.9 million, a 38.2% decrease from the same period last year. The allowance for loan losses at December 31, 2021, stood at $14.3 million, or 1.46% of total loans, compared to $13.5 million, or 1.22% of total loans at December 31, 2020.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.33 billion at December 31, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets, and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Cash and due from banks	$97,172	$113,177	$82,435	$93,037	$92,874
Federal funds sold	22,322	19,174	10,034	7,436	19,543

Cash and cash equivalents	119,494	132,351	92,469	100,473	112,417
Equity securities, at fair value	819	833	730	690	609
Investment securities available for sale, at fair value	170,199	163,057	150,850	123,218	114,360
Loans held for sale	1,051	676	790	1,260	878
Loans:
Commercial real estate:
Owner occupied	111,470	110,883	109,777	104,379	103,121
Non-owner occupied	283,618	310,222	304,324	304,623	309,424
Multifamily	31,189	30,762	34,926	39,015	39,562
Residential real estate	240,089	232,020	228,102	228,052	233,995
Commercial and industrial	148,812	163,052	200,558	242,651	232,044
Home equity lines of credit	104,355	105,450	107,685	111,474	112,543
Construction and other	54,148	49,378	62,229	64,960	63,573
Consumer installment	8,010	8,515	8,694	9,046	9,823

Total loans	981,691	1,010,282	1,056,295	1,104,200	1,104,085
Less allowance for loan and lease losses	14,342	14,234	14,200	14,122	13,459

Net loans	967,349	996,048	1,042,095	1,090,078	1,090,626
Premises and equipment, net	17,272	17,507	17,680	18,002	18,333
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,403	1,484	1,564	1,644	1,724
Bank-owned life insurance	17,060	16,954	16,846	16,740	16,938
Other real estate owned	6,992	7,090	7,090	7,372	7,387
Accrued interest receivable and other assets	14,296	14,794	15,033	13,545	13,636

TOTAL ASSETS	$1,331,006	$1,365,865	$1,360,218	$1,388,093	$1,391,979

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
LIABILITIES
Deposits:
Noninterest-bearing demand	$334,171	$316,770	$326,665	$317,224	$291,347
Interest-bearing demand	196,308	237,576	207,725	215,684	195,722
Money market	177,281	178,423	183,453	187,204	198,493
Savings	260,125	256,114	252,171	259,973	243,888
Time	198,725	211,674	225,271	245,342	295,750

Total deposits	1,166,610	1,200,557	1,195,285	1,225,427	1,225,200
Other borrowings	12,901	12,966	13,031	13,095	17,038
Accrued interest payable and other liabilities	6,160	6,287	5,858	4,901	5,931

TOTAL LIABILITIES	1,185,671	1,219,810	1,214,174	1,243,423	1,248,169

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,330,548 shares issued, 5,888,737 shares outstanding as of December 31, 2021	87,131	87,131	87,131	87,073	86,886
Retained earnings	83,971	80,376	76,150	72,729	69,578
Accumulated other comprehensive income	3,462	3,610	3,893	2,917	4,284
Treasury stock, at cost; 1,441,811 shares as of December 31, 2021	(29,229)	(25,062)	(21,130)	(18,049)	(16,938)

TOTAL STOCKHOLDERS’ EQUITY	145,335	146,055	146,044	144,670	143,810

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,331,006	$1,365,865	$1,360,218	$1,388,093	$1,391,979

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Statements of Income	2021	2021	2021	2021	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$11,586	$12,258	$11,885	$12,167	$12,041	$47,896	$49,003
Interest-earning deposits in other institutions	30	30	12	18	9	90	118
Federal funds sold	1	1	1	—	1	3	22
Investment securities:
Taxable interest	438	461	410	370	297	1,679	909
Tax-exempt interest	732	673	602	558	591	2,565	2,472
Dividends on stock	23	24	26	29	28	102	114

Total interest and dividend income	12,810	13,447	12,936	13,142	12,967	52,335	52,638

INTEREST EXPENSE
Deposits	783	915	1,010	1,205	1,655	3,913	8,962
Short-term borrowings	—	—	—	—	(2)	—	79
Other borrowings	37	37	39	39	43	152	209

Total interest expense	820	952	1,049	1,244	1,696	4,065	9,250

NET INTEREST INCOME	11,990	12,495	11,887	11,898	11,271	48,270	43,388
Provision (credit) for loan losses	(200)	—	200	700	2,100	700	9,840

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	12,190	12,495	11,687	11,198	9,171	47,570	33,548

NONINTEREST INCOME
Service charges on deposit accounts	906	876	856	787	729	3,425	2,539
(Losses) gains on equity securities	(14)	102	40	81	56	209	(101)
Earnings on bank-owned life insurance	106	108	106	226	106	546	427
Gains on sale of loans	118	309	221	592	332	1,240	1,487
Other income	419	426	409	532	387	1,786	1,638

Total noninterest income	1,535	1,821	1,632	2,218	1,610	7,206	5,990

NONINTEREST EXPENSE
Salaries and employee benefits	4,088	4,488	4,321	4,254	4,458	17,151	15,835
Occupancy expense	572	457	549	600	628	2,178	2,158
Equipment expense	358	333	313	357	365	1,361	1,308
Data processing costs	660	736	698	786	617	2,880	2,650
Ohio state franchise tax	285	287	286	286	251	1,144	1,082
Federal deposit insurance expense	50	150	150	144	103	494	423
Professional fees	435	136	323	419	352	1,313	1,359
(Losses) gains on other real estate owned	(66)	9	22	46	44	11	(172)
Advertising expense	221	222	221	221	55	885	698
Software amortization expense	119	88	74	80	66	361	351
Core deposit intangible amortization	80	81	80	80	83	321	332
Other expense	1,059	951	889	1,080	803	3,979	3,764

Total noninterest expense	7,861	7,938	7,926	8,353	7,825	32,078	29,788

Income before income taxes	5,864	6,378	5,393	5,063	2,956	22,698	9,750
Income taxes	1,027	1,174	968	896	467	4,065	1,401

NET INCOME	$4,837	$5,204	$4,425	$4,167	$2,489	$18,633	$8,349

PTPP (1)	$5,664	$6,378	$5,593	$5,763	$5,056	$23,398	$19,590

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Per common share data
Net income per common share—basic	$0.81	$0.85	$0.70	$0.65	$0.39	$3.01	$1.31
Net income per common share—diluted	$0.81	$0.85	$0.70	$0.65	$0.39	$3.00	$1.30
Dividends declared per share	$0.21	$0.16	$0.16	$0.16	$0.15	$0.69	$0.60
Book value per share (period end)	$24.68	$24.13	$23.50	$22.80	$22.54	$24.68	$22.54
Tangible book value per share (period end) (2) (3)	$21.88	$21.39	$20.82	$20.17	$19.91	$21.88	$19.91
Dividends declared	$1,242	$978	$1,004	$1,016	$957	$4,240	$3,834
Dividend yield	3.37%	2.66%	2.72%	3.10%	2.65%	2.79%	2.67%
Dividend payout ratio	25.68%	18.79%	22.69%	24.38%	38.45%	22.76%	45.92%
Average shares outstanding—basic	5,951,838	6,136,648	6,297,071	6,364,132	6,378,706	6,186,666	6,385,350
Average shares outstanding—diluted	5,975,333	6,157,181	6,312,230	6,378,493	6,397,681	6,211,076	6,404,524
Period ending shares outstanding	5,888,737	6,054,083	6,215,511	6,344,657	6,379,323	5,888,737	6,379,323
Selected ratios
Return on average assets	1.41%	1.51%	1.30%	1.22%	0.72%	1.36%	0.64%
Return on average equity	13.17%	13.95%	12.10%	11.65%	6.76%	12.74%	5.87%
Return on average tangible common equity (2) (4)	14.85%	15.71%	13.65%	13.17%	7.64%	14.38%	6.66%
Efficiency (1)	56.65%	54.15%	57.28%	57.91%	59.29%	56.48%	58.77%
Equity to assets at period end	10.92%	10.69%	10.74%	10.42%	10.33%	10.92%	10.33%
Noninterest expense to average assets	0.58%	0.58%	0.58%	0.60%	0.57%	2.34%	2.27%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Yields	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest-earning assets:
Loans receivable (2)	4.61%	4.74%	4.43%	4.48%	4.28%	4.56%	4.55%
Investment securities (2)	3.30%	3.37%	3.47%	3.75%	3.65%	3.45%	3.68%
Interest-earning deposits with other banks	0.20%	0.21%	0.18%	0.20%	0.21%	0.20%	0.45%
Total interest-earning assets	4.07%	4.20%	4.05%	4.11%	4.00%	4.11%	4.28%
Deposits:
Interest-bearing demand deposits	0.12%	0.12%	0.12%	0.16%	0.21%	0.13%	0.31%
Money market deposits	0.47%	0.46%	0.46%	0.47%	0.53%	0.47%	0.87%
Savings deposits	0.06%	0.06%	0.06%	0.07%	0.11%	0.06%	0.24%
Certificates of deposit	0.90%	1.08%	1.19%	1.28%	1.56%	1.13%	1.87%
Total interest-bearing deposits	0.36%	0.41%	0.46%	0.53%	0.70%	0.44%	1.02%
Non-Deposit Funding:
Borrowings	1.13%	1.13%	1.18%	1.10%	0.95%	1.13%	0.75%
Total interest-bearing liabilities	0.37%	0.42%	0.47%	0.54%	0.71%	0.45%	1.01%
Cost of deposits	0.26%	0.30%	0.34%	0.40%	0.54%	0.32%	0.79%
Cost of funds	0.27%	0.31%	0.35%	0.41%	0.55%	0.33%	0.79%
Net interest margin (1)	3.82%	3.91%	3.72%	3.73%	3.49%	3.79%	3.54%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$4,859	$6,806	$7,760	$8,958	$7,858
Other real estate owned	6,992	7,090	7,090	7,372	7,387

Nonperforming assets	$11,851	$13,896	$14,850	$16,330	$15,245

Allowance for loan losses	$14,342	$14,234	$14,200	$14,122	$13,459
Allowance for loan losses/total loans	1.46%	1.41%	1.34%	1.28%	1.22%
Net charge-offs (recoveries):
Quarter-to-date	$(308)	$(34)	$122	$37	$0
Year-to-date	(183)	125	159	37	3,149
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.12)%	(0.01)%	0.05%	0.01%	0.00%
Year-to-date	(0.02)%	0.02%	0.03%	0.01%	0.29%
Nonperforming loans/total loans	0.49%	0.67%	0.73%	0.81%	0.71%
Allowance for loan losses/nonperforming loans	295.16%	209.14%	182.99%	157.65%	171.28%
Nonperforming assets/total assets	0.89%	1.02%	1.09%	1.18%	1.10%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Stockholders’ Equity	$145,335	$146,055	$146,044	$144,670	$143,810
Less Goodwill and other intangibles	16,474	16,555	16,635	16,715	16,795

Tangible Common Equity	$128,861	$129,500	$129,409	$127,955	$127,015

Shares outstanding	5,888,737	6,054,083	6,215,511	6,344,657	6,379,323

Tangible book value per share	$21.88	$21.39	$20.82	$20.17	$19.91

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Average Stockholders’ Equity	$145,716	$148,048	$146,719	$145,065	$146,374	$146,237	$142,241
Less Average Goodwill and other intangibles	16,513	16,594	16,674	16,754	16,836	16,634	16,960

Average Tangible Common Equity	$129,203	$131,454	$130,045	$128,311	$129,538	$129,603	$125,281

Net income	$4,837	$5,204	$4,425	$4,167	$2,489	$18,633	$8,349

Return on average tangible common equity (annualized)	14.85%	15.71%	13.65%	13.17%	7.64%	14.38%	6.66%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$4,837	$5,204	$4,425	$4,167	$2,489	$18,633	$8,349
Add Income Taxes	1,027	1,174	968	896	467	4,065	1,401
Add Provision for loan losses	(200)	—	200	700	2,100	700	9,840

PTPP	$5,664	$6,378	$5,593	$5,763	$5,056	$23,398	$19,590

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$999,229	$11,586	4.61%	$1,121,259	$12,041	4.28%
Investment securities (3)	164,254	1,170	3.30%	113,801	888	3.65%
Interest-earning deposits with other banks (4)	104,804	54	0.20%	70,803	38	0.21%

Total interest-earning assets	1,268,287	12,810	4.07%	1,305,863	12,967	4.00%

Noninterest-earning assets	90,556			78,064

Total assets	$1,358,843			$1,383,927

Interest-bearing liabilities:
Interest-bearing demand deposits	$212,861	$66	0.12%	$186,933	$97	0.21%
Money market deposits	180,201	214	0.47%	191,771	255	0.53%
Savings deposits	257,344	39	0.06%	238,991	66	0.11%
Certificates of deposit	204,904	464	0.90%	316,293	1,237	1.56%
Short-term borrowings	—	—	0.00%	26	—	0.00%
Other borrowings	12,934	37	1.13%	17,068	41	0.96%

Total interest-bearing liabilities	868,244	820	0.37%	951,082	1,696	0.71%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	337,900			281,608
Other liabilities	6,983			4,863
Stockholders’ equity	145,716			146,374

Total liabilities and stockholders’ equity	$1,358,843			$1,383,927

Net interest income		$11,990			$11,271

Interest rate spread (1)			3.70%			3.29%
Net interest margin (2)			3.82%			3.49%
Ratio of average interest-earning assets to average interest-bearing liabilities			146.07%			137.30%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $210 and $178 for the three months ended December 31, 2021 and 2020, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	December 31, 2021			September 30, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$999,229	$11,586	4.61%	$1,027,935	$12,258	4.74%
Investment securities (3)	164,254	1,170	3.30%	154,718	1,134	3.37%
Interest-earning deposits with other banks (4)	104,804	54	0.20%	105,910	55	0.21%

Total interest-earning assets	1,268,287	12,810	4.07%	1,288,563	13,447	4.20%

Noninterest-earning assets	90,556			82,952

Total assets	$1,358,843			$1,371,515

Interest-bearing liabilities:
Interest-bearing demand deposits	$212,861	$66	0.12%	$225,264	$67	0.12%
Money market deposits	180,201	214	0.47%	182,831	214	0.46%
Savings deposits	257,344	39	0.06%	253,960	38	0.06%
Certificates of deposit	204,904	464	0.90%	218,323	596	1.08%
Short-term borrowings	—	—	0.00%	—	—	0.00%
Other borrowings	12,934	37	1.13%	12,999	37	1.13%

Total interest-bearing liabilities	868,244	820	0.37%	893,377	952	0.42%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	337,900			323,726
Other liabilities	6,983			6,364
Stockholders’ equity	145,716			148,048

Total liabilities and stockholders’ equity	$1,358,843			$1,371,515

Net interest income		$11,990			$12,495

Interest rate spread (1)			3.70%			3.78%
Net interest margin (2)			3.82%			3.91%
Ratio of average interest-earning assets to average interest-bearing liabilities			146.07%			144.24%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $210 and $195 for the three months ended December 31, 2021, and September 30, 2021, respectively.
(4)	Includes dividends received on restricted stock.

	For the Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,052,351	$47,896	4.56%	$1,079,788	$49,003	4.55%
Investment securities (3)	142,705	4,244	3.45%	109,863	3,381	3.68%
Interest-earning deposits with other banks (4)	97,417	195	0.20%	56,222	254	0.45%

Total interest-earning assets	1,292,473	52,335	4.11%	1,245,873	52,638	4.28%

Noninterest-earning assets	78,802			68,219

Total assets	$1,371,275			$1,314,092

Interest-bearing liabilities:
Interest-bearing demand deposits	$212,063	$274	0.13%	$144,897	$445	0.31%
Money market deposits	186,009	869	0.47%	172,587	1,501	0.87%
Savings deposits	255,267	162	0.06%	211,151	510	0.24%
Certificates of deposit	231,662	2,608	1.13%	347,609	6,506	1.87%
Short-term borrowings	85	—	0.00%	22,637	79	0.35%
Other borrowings	13,313	152	1.14%	15,629	209	1.34%

Total interest-bearing liabilities	898,399	4,065	0.45%	914,510	9,250	1.01%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	320,104			252,615
Other liabilities	6,535			4,726
Stockholders’ equity	146,237			142,241

Total liabilities and stockholders’ equity	$1,371,275			$1,314,092

Net interest income		$48,270			$43,388

Interest rate spread (1)			3.66%			3.27%
Net interest margin (2)			3.79%			3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.86%			136.23%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $752 and $742 for 2021 and 2020, respectively.
(4)	Includes dividends received on restricted stock.